UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2007, Cytyc Corporation (the “Company”) issued a press release announcing that in connection with the filing by the Company of its Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”) on May 18, 2007, The Nasdaq Stock Market (“Nasdaq”) notified the Company on May 21, 2007 that it is in compliance with Marketplace Rule 4310(c)(14). On May 16, 2007, the Company had received notice from Nasdaq regarding possible delisting of the Company’s securities due to Nasdaq not having received the Form 10-Q. However, Nasdaq’s notice to the Company on May 21, 2007 stated its determination that the Company is in compliance with the Marketplace Rule 4310(c)(14) and that this matter is now closed. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich Senior Vice President, General Counsel and Secretary

Date: May 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 22, 2007